UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450, Houston, Texas, 77094

(Address of principal executive offices)

(281) 404-4387

(Registrant’s telephone number, including area code)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2021, Camber Energy, Inc. (the “Company”) and an accredited institutional investor (the “Investor”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Investor purchased from the Company 10,544 shares of newly designated Series G redeemable convertible preferred stock (the “Series G Preferred Stock”), having a face value of $10,000 per share, for an aggregate price of $100,000,000 (the “Purchase Price”), representing at a 5% original issue discount.

The Purchase Price was paid by the Investor via payment of $5,000,000 in cash on December 31, 2021, and the execution and delivery of four Promissory Notes (each a “Note” and collectively, the “Notes”) from the Investor in favor of Company, each in the amount of $23,750,000 and payable by the Investor to the Company on March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022, respectively.

There are 2,636 shares of Series G Preferred Stock associated with each Note, and the Investor may not convert the shares of preferred stock associated with each Note into shares of common stock or sell any of the underlying shares of common stock (the “Conversion Shares”) unless that Note is paid in full by the Investor.

The Company may in its sole discretion redeem the 2,636 shares of Series G Preferred Stock associated with each Note by paying the Investor $1,375,000 as full consideration for such redemption. Also, the Investor may offset the then outstanding balance of each Note against the 2,636 shares of Series G Preferred Stock associated with that Note by electing to cancel the 2,636 shares as full consideration for cancellation of the Note in the event of a breach or default of any of the transaction documents by the Company.

Warrants

On December 31, 2021, the Company also executed and delivered a Warrant Agreement (the “Warrant Agreement”) in favor of the Investor entitling the Investor to purchase up to 100,000,000 shares of common stock of the Company (the “Warrant Shares”) at an exercise price of $2.00 per share for the first 50,000,000 shares and an exercise price of $4.00 per share for the remaining 50,000,000 shares. The Warrant Agreement has a term of five years.

NYSE Approval Requirement

The Company agreed to use its best efforts to obtain an exception to any shareholder approval requirement from NYSE American or to obtain such approval regarding the issuance of the Conversion Shares and Warrant Shares as soon as possible and in any event no later than the Company’s next annual meeting of stockholders.

Registration Statement

The Company agreed use its best efforts to file with the Securities and Exchange Commission as promptly as practicable, and in any event within 30 days after the date on which the Company files all reports required to be filed pursuant to the Securities Exchange Act of 1934 (the “Act”), a Registration Statement on Form S-3 registering the delayed and continuous resale of all Conversion Shares and Warrant Shares pursuant to Rule 415 under the Act, subject to any limitations imposed by applicable securities laws as to the number of Conversion Shares and/or Warrant Shares that are eligible for registration, and to use best efforts to cause such Registration Statement to be declared effective under the Act as promptly as practicable and in any event within 60 days after filing. No Registration Statement will be declared effective unless the Investor pays for the particular tranche of shares of Series G Preferred Stock in full.

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Terms of Series G Stock

The rights, entitlements and other characteristics of the Series G Preferred Stock are set out in the Certificate of Designations of Preferences, Powers, Rights and Limitations of Series G Redeemable Convertible Preferred Stock filed by the Company with the State of Nevada on December 30, 2021 (the “COD”).

Pursuant to the COD, the Series G Preferred Stock may be converted into shares of common stock at any time at the option of the holder at a price per share of common stock equal to one cent above the closing price of the Company’s common stock on the date of the issuance of such shares of Series G Preferred Stock, or as otherwise specified in the Stock Purchase Agreement, subject to adjustment as otherwise provided in the COD. Upon conversion, the Company will pay the holders of the Series G Preferred Stock being converted a conversion premium equal to the amount of dividends that such shares would have otherwise earned if they had been held through the maturity date.

The Series G Preferred Stock, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to the Company’s common stock; (b) junior to the Series C Redeemable Convertible Preferred Stock, (c) senior to the Series E Redeemable Convertible Preferred Stock and Series F Redeemable Convertible Preferred Stock, as such may be designated as of the date of this Designation, or which may be designated by the Company after the date of this Designation; (d) senior, pari passu or junior with respect to any other series of Preferred Stock, as set forth in the Certificate of Designations of Preferences, Powers, Rights and Limitations with respect to such Preferred Stock; and (d) junior to all existing and future indebtedness of the Company.

Except as prohibited by applicable law or as set forth herein, the holders of shares of Series G Preferred Stock will have the right to vote together with holders of common stock and Series C Preferred on all matters other than: (i) the election of directors; (ii) and any shareholder proposals, including proposals initiated by any holder of shares of Series G Preferred Stock), in each instance on an as-converted basis, subject to the beneficial ownership limitation in the COD even if there are insufficient shares of authorized common stock to fully convert the shares of Series G Preferred Stock into common stock.

Commencing on the date of the issuance of any such shares of Series G Preferred Stock, each outstanding share of Series G Preferred Stock will accrue cumulative dividends at a rate equal to 10.0% per annum, subject to adjustment as provided in the COD, of the Face Value. Dividends will be payable with respect to any shares of Series G Preferred Stock upon any of the following: (a) upon redemption of such shares in accordance with the COD; (b) upon conversion of such shares in accordance with the COD; and (c) when, as and if otherwise declared by the board of directors of the Corporation.

Dividends, as well as any applicable Conversion Premium payable hereunder, will be paid in shares of common stock valued at (i) if there is no Material Adverse Change (“MAC”) as at the date of payment or issuance of common shares for the Conversion Premium, as applicable, (A) 95.0% of the average of the 5 lowest individual daily volume weighted average prices of the common stock on the Trading Market during the applicable Measurement Period, which may be non-consecutive, less $0.05 per share of common stock, not to exceed (B) 100% of the lowest sales price on the last day of such Measurement Period less $0.05 per share of common stock, or (ii) during the time that any MAC is ongoing, (A) 85.0% of the lowest daily volume weighted average price during any Measurement Period for any conversion by Holder, less $0.10 per share of common stock, not to exceed (B) 85.0% of the lowest sales price on the last day of any Measurement Period, less $0.10 per share of common stock.

On the Dividend Maturity Date, the Corporation may redeem any or all shares of Series G Preferred Stock by paying Holder, in registered or unregistered shares of common stock valued at an amount per share equal to 100% of the Liquidation Value for the shares redeemed, and the Corporation will use its best efforts to register such shares.

The foregoing description of the terms of COD, Stock Purchase Agreement, the Notes, and the Warrant Agreement is subject to, and qualified in its entirety by, such documents attached hereto as Exhibits 3.1, 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, which are incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Series G Preferred Stock were sold to the Investor in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as there was no general solicitation, the transactions did not involve a public offering, and the Investor is accredited.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series G Redeemable Convertible Preferred Stock dated December 30, 2021
10.1	Stock Purchase Agreement by and between Camber Energy, Inc. and the Investor Named Therein, dated on or about December 30, 2021
10.2	Promissory Note from the Investor Named Therein in favor of Camber Energy, Inc., payable on March 31, 2022
10.3	Promissory Note from the Investor Named Therein in favor of Camber Energy, Inc., payable on June 30, 2022
10.4	Promissory Note from the Investor Named Therein in favor of Camber Energy, Inc., payable on September 30, 2022
10.5	Promissory Note from the Investor Named Therein in favor of Camber Energy, Inc., payable on December 31, 2022
10.6	Warrant Agreement issued by Camber Energy, Inc. to the Investor Named Therein, dated on or about December 31, 2021
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: January 5, 2022	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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